                                                                    EXHIBIT 99.1

[GAYLORD ENTERTAINMENT LOGO]

                                                           FOR IMMEDIATE RELEASE

            GAYLORD ENTERTAINMENT CO. REPORTS THIRD QUARTER EARNINGS

       GAYLORD HOTELS' STRONG PERFORMANCE LED BY NEW GAYLORD TEXAN RESORT

NASHVILLE, Tenn. (Oct. 28, 2004) ---- Gaylord Entertainment Co. (NYSE: GET) today reported third quarter results featuring higher revenues led by its newest property, Gaylord Texan Resort & Convention Center in Grapevine, Tex.

For the third quarter ended Sept. 30, 2004:

     o Consolidated revenues nearly doubled to $195.9 million from $98.1 million, and the loss from continuing operations improved to $3.8 million from $23.5 million in the same period last year with the inclusion of ResortQuest results and a strong performance from the Gaylord Texan. The loss from continuing operations was also impacted by changes in the value of the company's Viacom stock investment and related derivatives;

     o Total revenue for the hospitality segment grew 37.4 percent to $113.7 million. Advance bookings for the hospitality segment were down slightly by 5 percent versus last year's third quarter. Year-to-date bookings continue to outpace the prior year by 23 percent, positioning the company to achieve its year-end target of 1.4 million advance bookings;

     o Gaylord Hotels increased total revenue per available room(1) ("Total RevPAR") by 3.3 percent for the third quarter to $202.61. Revenue per available room(2) ("RevPAR") was $92.07;

     o The Gaylord Texan continues to receive outstanding reviews from meeting planners and guests. The Texan's third quarter RevPAR index increased to 136 percent against its competitive set, according to Smith Travel Research, versus a 123 percent RevPAR index in its first quarter of operation;

     o ResortQuest RevPAR increased 5.8 percent to $100.30 in the third quarter. However, as a result of the five hurricanes that struck the Southeast during August and September many travelers canceled or postponed vacation trips. As a result, ResortQuest operating income was negatively impacted by an estimated $3.5 million for the quarter. In addition, approximately 2,000 ResortQuest units were taken out of service due to hurricane damage. The impact of this damage will continue to be felt in the fourth quarter;

     o Adjusted EBITDA(3) in the third quarter was $21.6 million compared to $5.8 million in the prior year quarter with the inclusion of the Texan and ResortQuest in 2004 figures;

     o Consolidated Cash Flow(4) ("CCF") was $25.0 million in the quarter. This compares to $12.9 million of CCF in the prior-year period.

"It was business as usual during the quarter but for the impact of the hurricanes," said Colin V. Reed, president and chief executive officer of Gaylord Entertainment. "Our Gaylord Hotels remain strong as we are seeing positive momentum in all of our properties. Advanced bookings remain on track to reach our year-end goal of 1.4 million room nights. Profitability of our hotel properties was in line with our expectations despite the hurricanes' impact on Orlando. The Gaylord Texan also has quickly established itself as the dominant player in the Dallas-Fort Worth area in its first six months of operation, with occupancy up sharply."



SEGMENT OPERATING RESULTS
-------------------------

HOSPITALITY

Key components of the company's hospitality segment for the third quarter of 2004 include:

     o Gaylord Hotels same-store RevPAR was $89.92, down 4.2 percent versus the third quarter of 2003;

     o CCF was $19.2 million for the third quarter of 2004 compared to $18.7 million for the third quarter of 2003.



"Gaylord Hotels delivered a strong quarter, highlighted by the performance of our newest property, the Gaylord Texan. Our conversations with our core customer base, group meeting planners, indicate that the entertaining environments and extraordinary service Gaylord Hotels offer make for a very compelling value proposition," said Reed. "Additionally, one of our key metrics, Total RevPAR, continued to show improvement in the third quarter, rising to $202.61 from $196.07 in the quarter a year ago. Part of the appeal of our convention hotel model is our ability to generate outside-the-room spending through our outstanding food, beverage and entertainment offerings. And, beginning in the fourth quarter, we are now booking advance reservations for our exciting Gaylord National Resort & Convention Center project in our nation's capital region, which we expect to open in March, 2008."

At the property level, Gaylord Opryland generated RevPAR of $95.07 in the third quarter of 2004 versus $93.46 in the third quarter of 2003, a 1.7 percent increase. Occupancy increased by 1.9 percentage points to 72.6 percent. ADR was $130.89, down 1.0 percent compared to the third quarter of 2003. Total RevPAR in the quarter increased slightly to $188.67 as a result of higher food and beverage and ancillary spending.

Gaylord Palms generated RevPAR of $86.60 in the third quarter of 2004, compared to $103.00 in the same period of 2003. Occupancy at the Palms declined during the quarter to 62.6 percent from 70.0 percent a year ago primarily due to lower group occupancy as a result of advance booking patterns. ADR was $138.28 for the quarter, down 6.0 percent compared to the prior year due to reduced transient rates offered to hurricane evacuees in August. Total RevPAR at Gaylord Palms was $224.69 in the third quarter of 2004, a 7.8 percent decrease from the third quarter of 2003.

The Gaylord Texan generated RevPAR of $98.60 in the third quarter of 2004, with occupancy at 75.7 percent. ADR was $130.25 for the quarter. Total RevPAR at the Gaylord Texan was $236.00 in the third quarter of 2004. The Gaylord Texan's operating margins improved in the third quarter as the property began to achieve operating efficiencies.

RESORTQUEST

For the third quarter of 2004, ResortQuest revenues were $63.7 million and operating income was $7.7 million. ResortQuest CCF was $10.8 million for the period.

Third quarter occupancy for ResortQuest decreased 1.7 percentage points to 57.0 percent and ADR increased to $176.02 from $161.58 in the third quarter of 2003.

"Thanks to the advance planning and extraordinary efforts of many ResortQuest employees in the region, we were able to provide uninterrupted customer service through our centralized call center and quickly began to help customers rebook their vacations and owners evaluate damage to their units," said Reed. "We are taking any cancellations as an opportunity to differentiate the ResortQuest brand within the vacation rental property business by offering to re-book guests in one of our 50 premier resort destinations throughout North America. Nevertheless, we expect the damage from the hurricanes to have a continued impact in the fourth quarter due to the units that remain out of service. Therefore, we are reducing our 2004 CCF estimate for ResortQuest due to the severity of the hurricanes."

The company expects that by the end of the first quarter of 2005 it will return to service over 75 percent of the ResortQuest units impacted by the hurricanes. The number of total units under exclusive management was 18,346 for the third quarter including the units out of service.



OPRY AND ATTRACTIONS

Opry and Attractions revenues were $18.4 million in the third quarter of 2004 compared to $15.3 million in the third quarter of 2003. The operating income in the Opry and Attractions segment was $1.0 million in the third quarter of 2004 compared to an operating income of $0.8 million in the third quarter of 2003. Opry and Attractions CCF increased to $2.3 million in the third quarter from $2.0 million in the same period a year ago.

"As part of our efforts to both capitalize on the Grand Ole Opry's tremendous brand recognition and extend its reach to new audiences, we named Cracker Barrel Old Country Store as the first presenting sponsor of the Opry," said Reed. "This agreement will generate revenue for the company in the fourth quarter and over the longer term will enable us to reach millions of Cracker Barrel customers in over 500 restaurants in 41 states. We believe there is great potential for other similar partnerships to broaden the reach of the Opry."



CORPORATE AND OTHER

Corporate and Other operating loss totaled $9.4 million for the third quarter of 2004, compared to an operating loss of $11.5 million for the third quarter of 2003. Corporate and Other operating losses included non-cash charges of $1.4 million and $2.6 million for the third quarter of 2004 and 2003, respectively. These charges include items such as depreciation, amortization, impairment charges and the non-cash portion of the Gaylord Entertainment Center naming-rights agreement expense. Corporate and Other CCF was a loss of $7.3 million in the third quarter of 2004 and a loss of $7.9 million in the third quarter of 2003.

BASS PRO SHOPS

On July 8, 2004, Bass Pro, Inc., ("Bass Pro") redeemed the approximate 28.5 percent stake held in Bass Pro by private equity investor J. W. Childs Associates. As a result, Gaylord's ownership stake in Bass Pro increased from
19.0 percent to 26.6 percent. Consequently, Gaylord began accounting for its interest in Bass Pro using the equity method of accounting in the third quarter of 2004. The equity method accounting, through which Gaylord will account for its proportionate share of Bass Pro's income going forward, has been applied retroactively to all periods presented.

For the quarter ended Sept. 30, 2004, Gaylord's equity income from the investment was $1.6 million. For the year-to-date period, Gaylord's equity income from the Bass Pro investment was $3.4 million. For the full year of 2004 Gaylord's equity income from the Bass Pro investment is expected to be $5 to $6 million.

Bass Pro currently operates 22 stores and plans to add 14 to 16 stores over the next two years.



LIQUIDITY
---------

At September 30, 2004, the company had total debt outstanding of $545.7 million and unrestricted and restricted cash of $73.1 million.



OUTLOOK
-------

The following information is based on current information as of Oct. 28, 2004, and includes the impact from the consolidation of ResortQuest. The company does not expect to update guidance until next quarter's earnings release. However, the company may update its full business outlook or any portion thereof at any time for any reason.

"We will continue to execute upon our overall corporate strategy, and build upon our market leadership in the large group segment of the hospitality industry," said Reed. "We are reaffirming our RevPAR outlook for the remainder of this year and for 2005; however, the recent severe weather and its negative impact on travel to the affected regions has caused us to revise our full year 2004 CCF guidance down slightly."

"Given the current level of advance bookings and the continuing strength of the economy, we are optimistic that our 2005 performance will be strong," said Reed.



                                        2004                      2005
------ -------------------------------------------------------------------------

CONSOLIDATED REVENUE            $740 million range

CONSOLIDATED CASH FLOW
   Gaylord Hotels               $109 million range
   ResortQuest                  $ 14 million range
   Opry and Attractions         $  7 million range
   Corporate and Other          ($35) million range
                                ------------------------------------------------
   Consolidated CCF             $ 95 million range

GAYLORD HOTELS ADVANCE BOOKINGS     1.4 million
GAYLORD HOTELS REVPAR GROWTH           0-2%                High single digits


------ -------------------------------------------------------------------------


WEB CAST AND REPLAY
-------------------

Gaylord Entertainment will hold a conference call to discuss this release today at 10 a.m. EDT. Investors can listen to the conference call over the Internet at www.gaylordentertainment.com. To listen to the live call, please go to the Investor Relations section of the Web site (Investor Relations/Presentations, Earnings, and Webcasts) at least 15 minutes prior to the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be made available shortly after the call and will run for 30 days.

ABOUT GAYLORD ENTERTAINMENT
---------------------------
Gaylord Entertainment (NYSE: GET), a leading hospitality and entertainment company based in Nashville, Tenn., owns and operates three industry-leading brands - Gaylord Hotels (www.gaylordhotels.com), its network of upscale, meetings-focused resorts, ResortQuest (www.resortquest.com), the nation's largest vacation rental property management company, and the Grand Ole Opry (www.opry.com), the weekly showcase of country music's finest performers for 79 consecutive years. The company's entertainment brands and properties include the Radisson Hotel Opryland, Ryman Auditorium, General Jackson Showboat, Springhouse Links, Wildhorse Saloon and WSM-AM. For more information about the company, visit www.gaylordentertainment.com.


This press release contains statements as to the company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the timing of the opening of new facilities, costs associated with developing new hotel facilities, business levels at the company's hotels, risks associated with ResortQuest's business and the company's ability to successfully integrate ResortQuest, and the ability to obtain financing for new developments. The company's ability to achieve forecasted results for its ResortQuest business depends upon levels of occupancy at ResortQuest units under management. In the hospitality segment, the company's ability to continue to improve occupancy levels and operating efficiencies at its new Gaylord Texan Resort will be an important factor in the fourth quarter of 2004. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the company with the Securities and Exchange Commission. The company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

(1) The company calculates total revenue per available room ("Total RevPAR") by dividing the sum of room sales, food & beverage, and other ancillary services revenue by room nights available to guests for the period.

(2) The company calculates revenue per available room ("RevPAR") for its hospitality segment by dividing room sales by room nights available to guests for the period. The company calculates revenue per available room ("RevPAR") for its ResortQuest segment by dividing gross lodging revenues by room nights available to guests for the period. Our ResortQuest segment revenue represents a percentage of the gross lodging revenues based on the services provided by ResortQuest.

(3) Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, as well as certain unusual items) is used herein because we believe it allows for a more complete analysis of operating performance by presenting an analysis of operations separate from the earnings impact of capital transactions and without certain items that do not impact our ongoing operations such as the effect of the changes in fair value of the Viacom stock we own and changes in the fair value of the derivative associated with our secured forward exchange contract, restructuring charges, gains on the sale of assets, and impairment and other charges. In accordance with generally accepted accounting principles, the changes in fair value of the Viacom stock and derivatives are not included in determining our operating income (loss). The information presented should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (such as operating income, net income, or cash from operations), nor should it be considered as an indicator of overall financial performance. Adjusted EBITDA does not fully consider the impact of investing or financing transactions, as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of our results of operations. Our method of calculating adjusted EBITDA may be different from the method used by other companies and therefore comparability may be limited. A reconciliation of adjusted EBITDA to net income or segment operating income is presented in the Supplemental Financial Results of this release.

(4) As noted in footnote 3 above, adjusted EBITDA is used herein as essentially operating income plus depreciation and amortization. Consolidated Cash Flow (which is used in this release as that term is defined in the Indenture governing the company's 8% senior notes) also excludes the impact of pre-opening costs, the non-cash portion of the naming rights and Florida ground lease expense, non-recurring ResortQuest integration charges which when added to other expenses related to the merger do not exceed $10 million, and adds (subtracts) other gains (losses). The Consolidated Cash Flow measure is one of the principal tools used by management in evaluating the operating performance of the company's business and represents the method by which the Indenture calculates whether or not the company can incur additional indebtedness (for instance in order to incur certain additional indebtedness, Consolidated Cash Flow for the most recent four fiscal quarters as a ratio to debt service must be at least 2 to 1). The calculation of these amounts as well as a reconciliation of those amounts to net income or segment operating income is included as part of the Supplemental Financial Results contained in this press release.



INVESTOR RELATIONS CONTACTS:            MEDIA CONTACTS:
-----------------------------------     ------------------------------------------
David Kloeppel, CFO                     Greg Rossiter, VP Corporate Communications
Gaylord Entertainment                   Gaylord Entertainment
(615) 316-6101                          (615) 316-6302
dkloeppel@gaylordentertainment.com      grossiter@gaylordentertainment.com
----------------------------------      ----------------------------------

~OR~                                    ~OR~

Jason Morgan, VP Strategic Planning     Dan O'Connor
& Investor Relations                    Sloane & Company
Gaylord Entertainment                   (212) 446-1865
(615) 316-6561                          doconnor@sloanepr.com
jmorgan@gaylordentertainment.com        ---------------------
--------------------------------

~OR~

Monica Huang
Sloane & Company
(212) 446-1874
mhuang@sloanepr.com
-------------------

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Unaudited
                      (In thousands, except per share data)

                                                         THREE MONTHS ENDED               NINE MONTHS ENDED
                                                               SEPT. 30,                       SEPT. 30,
                                                      ------------------------------------------------------------
                                                         2004            2003            2004             2003
                                                      --------------------------      ----------------------------
Revenues                                              $ 195,924        $ 98,101        $ 556,878        $ 317,951
Operating expenses:
   Operating costs                                      130,458          63,527          354,847          191,933
   Selling, general and administrative(a)                43,679          24,621          139,139           79,941
   Impairment and other charges                              --             856            1,212              856
   Restructuring charges                                     --              --               78               --
   Preopening costs                                         223           3,283           14,239            7,111
   Depreciation and amortization                         20,311          14,567           57,781           43,444
                                                      --------------------------      ----------------------------
Operating income (loss)                                   1,253          (8,753)         (10,418)          (5,334)
                                                      --------------------------      ----------------------------

Interest expense, net of amounts capitalized            (14,850)        (10,476)         (39,011)         (31,139)
Interest income                                             371             742            1,031            1,773
Unrealized gain (loss) on Viacom stock                  (23,766)        (58,976)        (119,052)         (27,067)
Unrealized gain (loss) on derivatives                    26,317          32,976           84,314           24,016
Income from Bass Pro investment                           1,587           1,491            3,383            1,806
Other gains and (losses), net                               753           1,008            2,390            1,291
                                                      --------------------------      ----------------------------
Income (loss) before income taxes and
discontinued operations                                  (8,335)        (41,988)         (77,363)         (34,654)
                                                      --------------------------      ----------------------------

(Benefit) provision for income taxes                     (4,524)        (18,490)         (32,006)         (15,269)
                                                      --------------------------      ----------------------------
Income (loss) from continuing operations before
   discontinued operations                               (3,811)        (23,498)         (45,357)         (19,385)

Income from discontinued operations, net
   of taxes                                                 619          35,150              619           36,126
                                                      --------------------------      ----------------------------
Net income (loss)                                     $  (3,192)       $ 11,652        $ (44,738)       $  16,741
                                                      ==========================      =============================

Basic net income (loss) per share:

   Income (loss) from continuing operations           $   (0.10)       $  (0.69)       $   (1.15)       $   (0.57)
   Income from discontinued operations, net
      of taxes                                        $    0.02        $   1.03        $    0.02        $    1.07
                                                      --------------------------      ----------------------------
      Consolidated EPS                                $   (0.08)       $   0.34        $   (1.13)       $    0.50
                                                      ==========================      =============================

Fully diluted net income (loss) per share:
   Income (loss) from continuing operations           $   (0.10)       $  (0.69)       $   (1.15)       $   (0.57)
   Income from discontinued operations, net
      of taxes                                        $    0.02        $   1.03        $    0.02        $    1.07
                                                      --------------------------      ----------------------------
   Consolidated diluted EPS                           $   (0.08)       $   0.34        $   (1.13)       $    0.50
                                                      ==========================      =============================

Weighted average common shares for the period:
   Basic                                                 39,726          33,849           39,594           33,818
   Fully-diluted                                         39,726          33,849           39,594           33,818


(a) Includes non-cash lease expense of $1,638 and $1,638 for the three months ended September 30, 2004 and 2003, respectively, and $4,913 and $4,914 for the nine months ended September 30, 2004 and 2003 respectively, related to the effect of recognizing the Gaylord Palms ground lease expense on a straight-line basis. Also includes non-cash expense of $225 and $255 for the three months ended September 30, 2004 and 2003, respectively, and $673 and $765 for the nine months ended September 30, 2004 and 2003 respectively, related to the effect of recognizing the Naming Rights Agreement for the Gaylord Entertainment Center on a straight-line basis.

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                    Unaudited
                                 (In thousands)

                                                                          SEPT. 30,      DECEMBER 31,
                                                                            2004             2003
                                                                         ----------      ------------
                                  ASSETS
Current assets:
   Cash and cash equivalents - unrestricted                              $   36,026       $  120,965
   Cash and cash equivalents - restricted                                    37,048           37,723
   Trade receivables, net                                                    36,093           26,101
   Deferred financing costs                                                  26,865           26,865
   Deferred income taxes                                                     11,584            8,753
   Other current assets                                                      29,092           20,121
   Current assets of discontinued operations                                     --               19
                                                                         ----------       ----------
      Total current assets                                                  176,708          240,547

Property and equipment, net of accumulated depreciation                   1,342,059        1,297,528
Intangible assets, net of accumulated amortization                           26,504           29,505
Goodwill                                                                    168,227          169,642
Indefinite lived intangible assets                                           40,591           40,591
Investments                                                                 436,989          552,658
Estimated fair value of derivative assets                                   214,328          146,278
Long-term deferred financing costs                                           54,013           75,154
Other long-term assets                                                       28,323           29,107
                                                                         ----------       ----------
   Total assets                                                          $2,487,742       $2,581,010
                                                                         ==========       ==========

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term debt and capital lease obligations       $    8,394       $    8,584
   Accounts payable and accrued liabilities                                 150,457          154,952
   Current liabilities of discontinued operations                             1,687            2,930
                                                                         ----------       ----------
      Total current liabilities                                             160,538          166,466

Secured forward exchange contract                                           613,054          613,054
Long-term debt and capital lease obligations, net of current portion        537,273          540,175
Deferred income taxes                                                       217,266          252,502
Estimated fair value of derivative liabilities                                2,625           21,969
Other long-term liabilities                                                  82,613           79,226
Other long-term liabilities of discontinued operations                           --              825
Stockholders' equity                                                        874,373          906,793
                                                                         ----------       ----------
   Total liabilities and stockholders' equity                            $2,487,742       $2,581,010
                                                                         ==========       ==========

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                                    Unaudited
                    (in thousands, except operating metrics)

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION ("ADJUSTED EBITDA") AND CONSOLIDATED
CASH FLOW ("CCF") RECONCILIATION:

                                                    THREE MONTHS ENDED SEPT. 30,                 NINE MONTHS ENDED SEPT. 30,
                                             ----------------------------------------    -------------------------------------------
                                                     2004                 2003                    2004             2003
                                                  $      MARGIN        $      MARGIN         $       MARGIN       $          Margin
                                             -------------------    -----------------    --------------------   ---------   --------
Consolidated
------------
  REVENUE                                    $ 195,924    100.0%    $ 98,101    100.0%   $ 556,878     100.0%   $ 317,951   100.0%

  NET INCOME (LOSS)                          $  (3,192)    -1.6%    $ 11,652     11.9%   $ (44,738)     -8.0%   $  16,741     5.3%
    Income from discontinued operations,
      net of taxes                                (619)    -0.3%     (35,150)   -35.8%        (619)     -0.1%     (36,126)  -11.4%
    (Benefit) provision for income taxes        (4,524)    -2.3%     (18,490)   -18.8%     (32,006)     -5.7%     (15,269)   -4.8%
    Other (gains) and losses, net                 (753)    -0.4%      (1,008)    -1.0%      (2,390)     -0.4%      (1,291)   -0.4%
    Income from Bass Pro investment             (1,587)    -0.8%      (1,491)    -1.5%      (3,383)     -0.6%      (1,806)   -0.6%
    Unrealized (gain) loss on derivatives      (26,317)   -13.4%     (32,976)   -33.6%     (84,314)    -15.1%     (24,016)   -7.6%
    Unrealized (gain) loss on Viacom stock      23,766     12.1%      58,976     60.1%     119,052      21.4%      27,067     8.5%
    Interest expense, net                       14,479      7.4%       9,734      9.9%      37,980       6.8%      29,366     9.2%
                                              ------------------     -----------------    -------------------    ---------  ------
  OPERATING INCOME (LOSS)                     $  1,253      0.6%    $ (8,753)    -8.9%   $ (10,418)     -1.9%   $  (5,334)   -1.7%
    Depreciation & amortization                 20,311     10.4%      14,567     14.8%      57,781      10.4%      43,444    13.7%
                                              ------------------     -----------------    -------------------    ---------  ------
  ADJUSTED EBITDA                             $ 21,564     11.0%    $  5,814      5.9%   $  47,363       8.5%   $  38,110    12.0%
    Pre-opening costs                              223      0.1%       3,283      3.3%      14,239       2.6%       7,111     2.2%
    Non-cash lease expense                       1,638      0.8%       1,638      1.7%       4,913       0.9%       4,914     1.5%
    Non-cash naming rights for Gaylord Arena       225      0.1%         255      0.3%         673       0.1%         765     0.2%
    Impairment and other non-cash charges           --      0.0%         856      0.9%       1,212       0.2%         856     0.3%
    Non-recurring ResortQuest integration
     charges                                       598      0.3%         N/A      N/A        2,504       0.4%         N/A     N/A
    Other gains and (losses), net                  753      0.4%       1,008      1.0%       2,390       0.4%       1,291     0.4%
                                              ------------------     -----------------    -------------------    ---------  ------
  CCF                                         $ 25,001     12.8%    $ 12,854     13.1%   $  73,294      13.2%   $  53,047    16.7%
                                              ==================     =================    ===================    =========  ======

Hospitality segment
-------------------
  REVENUE                                     $113,725    100.0%    $ 82,797    100.0%   $ 337,008     100.0%   $ 272,502   100.0%
  OPERATING INCOME                               1,992      1.8%       1,932      2.3%      13,501       4.0%      27,511    10.1%
    Depreciation & amortization                 15,387     13.5%      11,833     14.3%      42,756      12.7%      34,991    12.8%
    Pre-opening costs                              223      0.2%       3,283      4.0%      14,239       4.2%       7,111     2.6%
    Non-cash lease expense                       1,638      1.4%       1,638      2.0%       4,913       1.5%       4,914     1.8%
    Other gains and (losses), net                    4      0.0%           7      0.0%        (107)      0.0%         (20)    0.0%
                                              ------------------     -----------------    -------------------    ---------  ------
  CCF                                         $ 19,244     16.9%    $ 18,693     22.6%   $  75,302      22.3%   $  74,507    27.3%
                                              ==================     =================    ===================    =========  ======

ResortQuest segment
-------------------
  REVENUE                                     $ 63,730    100.0%         N/A      N/A    $ 171,878     100.0%        N/A     N/A
  OPERATING INCOME                               7,743     12.1%         N/A      N/A       10,598       6.2%        N/A     N/A
    Depreciation & amortization                  2,481      3.9%         N/A      N/A        7,396       4.3%        N/A     N/A
    Non-recurring ResortQuest integration
     charges                                       598      0.9%         N/A      N/A        2,504       1.5%        N/A     N/A
    Other gains and (losses), net                   16      0.0%         N/A      N/A           72       0.0%        N/A     N/A
                                              ------------------     -----------------    -------------------    ---------   -----
  CCF                                           10,838     17.0%         N/A      N/A       20,570      12.0%        N/A     N/A
                                              ==================     =================    ===================    =========   =====
Opry and Attractions segment
----------------------------
  REVENUE                                     $  18,352    100.0%    $ 15,259    100.0%   $  47,749     100.0%   $  45,310   100.0%
  OPERATING INCOME (LOSS)                           967      5.3%         825      5.4%      (2,006)     -4.2%        (610)   -1.3%
    Depreciation & amortization                   1,292      7.0%       1,215      8.0%       3,918       8.2%       3,851     8.5%
    Impairment and other non-cash charges            --      0.0%          --       --        1,212       2.5%          --      --
    Other gains and (losses), net                     2      0.0%         (10)    -0.1%           5       0.0%         (10)   -0.1%
                                              ------------------     -----------------    -------------------    ---------    ------
  CCF                                             2,261     12.3%       2,030     13.3%       3,129       6.6%       3,231     7.1%
                                              ==================     =================    ===================    =========    ======

Corporate and Other segment
---------------------------
  REVENUE                                     $     117              $     45             $     243              $     139
  OPERATING LOSS                                 (9,449)              (11,510)              (32,511)               (32,235)
    Depreciation & amortization                   1,151                 1,519                 3,711                  4,602
    Impairment and other non-cash charges             0                   856                     0                    856
    Non-cash naming rights for Gaylord Arena        225                   255                   673                    765
    Other gains and (losses), net                   731                 1,011                 2,420                  1,321
                                              ------------------     -----------------    -------------------    ---------    ------
  CCF                                         $  (7,342)             $ (7,869)            $ (25,707)             $ (24,691)
                                              ==================     =================    ===================    =========    ======

N/A - Not Applicable. ResortQuest was acquired November 20, 2003.

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                                    Unaudited
                    (in thousands, except operating metrics)

                                         -----------------------------    --------------------------
                                         THREE MONTHS ENDED SEPT. 30      NINE MONTHS ENDED SEPT. 30
                                         -----------------------------    --------------------------
                                             2004               2003         2004           2003
                                         ------------        ---------    ----------      ----------
HOSPITALITY OPERATING METRICS:

GAYLORD HOSPITALITY SEGMENT
---------------------------

Occupancy                                        70.8%           70.5%         71.1%           73.1%
Average daily rate (ADR)                  $    130.03        $ 133.26     $  140.88       $  142.87
RevPAR                                    $     92.07        $  93.90     $  100.12       $  104.42
OtherPAR                                  $    110.54        $ 102.17     $  119.77       $  113.08
Total RevPAR                              $    202.61        $ 196.07     $  219.89       $  217.50

Revenue                                   $   113,725        $ 82,797     $ 336,993       $ 272,502
CCF                                       $    19,244        $ 18,693     $  75,302       $  74,507
CCF Margin                                       16.9%           22.6%         22.3%           27.3%

GAYLORD OPRYLAND
----------------

Occupancy                                        72.6%           70.7%         69.8%           72.2%
Average daily rate (ADR)                  $    130.89        $ 132.25     $  136.38       $  135.16
RevPAR                                    $     95.07        $  93.46     $   95.17       $   97.64
OtherPAR                                  $     93.60        $  92.99     $   94.76       $   95.03
Total RevPAR                              $    188.67        $ 186.45     $  189.93       $  192.67

Revenue                                   $    50,008        $ 49,420     $ 149,911       $ 151,498
CCF                                       $    10,896        $ 11,826     $  33,679       $  37,634
CCF Margin                                       21.8%           23.9%         22.5%           24.8%

GAYLORD PALMS
-------------

Occupancy                                        62.6%           70.0%         75.6%           76.2%
Average daily rate (ADR)                  $    138.28        $ 147.17     $  165.63       $  169.57
RevPAR                                    $     86.60        $ 103.00     $  125.20       $  129.28
OtherPAR                                  $    138.09        $ 140.58     $  179.93       $  172.43
Total RevPAR                              $    224.69        $ 243.58     $  305.13       $  301.71

Revenue                                   $    29,064        $ 31,507     $ 117,551       $ 115,806
CCF                                       $     3,852        $  6,382     $  33,140       $  35,551
CCF Margin                                       13.3%           20.3%         28.2%           30.7%

GAYLORD TEXAN
-------------

Occupancy                                        75.7%             --          69.9%             --
Average daily rate (ADR)                  $    130.25        $     --     $  132.74       $      --
RevPAR                                    $     98.60        $     --     $   92.82       $      --
OtherPAR                                  $    137.40        $     --     $  140.29       $      --
Total RevPAR                              $    236.00        $     --     $  233.11       $      --

Revenue                                   $    32,808              --     $  64,107              --
CCF                                       $     3,853              --     $   7,006              --
CCF Margin                                       11.7%             --          10.9%             --

NASHVILLE RADISSON
------------------

Occupancy                                        67.0%           70.7%         66.1%           66.5%
Average daily rate (ADR)                  $     84.08        $  79.01     $   83.29       $   80.35
RevPAR                                    $     56.37        $  55.83     $   55.05       $   53.40
OtherPAR                                  $      9.83        $  11.25     $   10.29       $    9.44
Total RevPAR                              $     66.20        $  67.08     $   65.34       $   62.84

Revenue                                   $     1,845        $  1,870     $   5,424       $   5,198
CCF                                       $       643        $    485     $   1,477       $   1,322
CCF Margin                                       34.9%           25.9%         27.2%           25.4%

GAYLORD HOSPITALITY SEGMENT ("SAME STORE", EXCLUDES THE GAYLORD TEXAN)
----------------------------------------------------------------------

Occupancy                                        69.2%           70.5%         71.3%           73.1%
Average daily rate (ADR)                  $    129.95        $ 133.26     $  142.63       $  142.87
RevPAR                                    $     89.92        $  93.90     $  101.72       $  104.42
OtherPAR                                  $    101.70        $ 102.17     $  115.27       $  113.08
Total RevPAR                              $    191.62        $ 196.07     $  216.99       $  217.50

Revenue                                   $    80,917        $ 82,797     $ 272,886       $ 272,502
CCF                                       $    15,391        $ 18,693     $  68,296       $  74,507
CCF Margin                                       19.0%           22.6%         25.0%           27.3%

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                  RECONCILIATION OF FORWARD-LOOKING STATEMENTS
                                    Unaudited
                    (in thousands, except operating metrics)


CONSOLIDATED CASH FLOW ("CCF") RECONCILIATION:           GUIDANCE
                                                       --------------
                                                       FULL YEAR 2004
                                                              $
                                                       --------------
Consolidated
------------
  ESTIMATED OPERATING INCOME (LOSS)                       $ (13,400)
    Estimated Depreciation & amortization                    78,700
    Estimated Pre-opening costs                              14,600
    Estimated Non-cash lease expense                          6,600
    Estimated Non-cash naming rights for Gaylord Arena        1,000
    Estimated Non-cash impairment                             1,200
    Estimated Non-recurring merger costs                      3,400
    Estimated Gains and (losses), net                         2,900
                                                          ---------
  ESTIMATED CCF                                           $  95,000
                                                          =========

Hospitality segment
-------------------
  ESTIMATED OPERATING INCOME (LOSS)                          29,200
    Estimated Depreciation & amortization                    58,700
    Estimated Pre-opening costs                              14,600
    Estimated Non-cash lease expense                          6,600
    Estimated Gains and (losses), net                          (100)
                                                          ---------
  ESTIMATED CCF                                           $ 109,000
                                                          =========

ResortQuest segment
-------------------
  ESTIMATED OPERATING INCOME (LOSS)                             800
    Estimated Depreciation & amortization                     9,800
    Estimated Non-recurring merger costs                      3,400
    Estimated Gains and (losses), net                             -
                                                          ---------
  ESTIMATED CCF                                           $  14,000
                                                          =========

Opry and Attractions segment
----------------------------
  ESTIMATED OPERATING INCOME (LOSS)                             600
    Estimated Depreciation & amortization                     5,200
    Estimated Non-cash impairment                             1,200
    Estimated Gains and (losses), net                             -
                                                          ---------
  ESTIMATED CCF                                           $   7,000
                                                          =========
Corporate and Other segment
---------------------------
  ESTIMATED OPERATING INCOME (LOSS)                         (44,000)
    Estimated Depreciation & amortization                     5,000
    Estimated Non-cash naming rights for Gaylord Arena        1,000
    Estimated Gains and (losses), net                         3,000
                                                          ---------
  ESTIMATED CCF                                           $ (35,000)
                                                          =========